                                                                Exhibit 10.28


                                OFFER TO LEASE

LESSOR             THE CITY OF LAKE FOREST
                   220 East Deerpath
                   Lake Forest, Illinois 60045

                   On this 7th day of November, 1996.

LESSEE             LAKE FOREST BANK AND TRUST COMPANY
                   727 North Bank Lane
                   Lake Forest, Illinois  60045


                   (hereinafter called "Lessee") hereby offers and agrees to lease from The City of Lake Forest, whose address is shown above (hereinafter called "Lessor"), the subject real estate
LOCATION totaling approximately 2,000 square feet (hereinafter called "the premises") situated in the Telegraph Road Metra Train Station located at 911 South Telegraph Road in The City of Lake Forest, County of Lake, and State of Illinois shown outlined in yellow on the map marked "Exhibit A" attached hereto and made a part hereof, for and during the term of
TERM December 1, 1996, ending November 30, 2006, unless terminated sooner as provided herein.

                        Upon acceptance by the Lessor of Lessee's OFFER TO
                   LEASE, said OFFER TO LEASE shall become a lease binding upon the parties hereto.

                        This lease is made upon express covenants and
                   agreements, each of which is made an express condition hereof:

RENT                    1.      Lessee covenants and agrees to pay Lessor as
                   rent for the premises Forty Thousand One Hundred Dollars ($40,100.00) per year payable in advance each year of the ten year fixed term lease.

                        2. The premises shall be used for the following purpose(s) only: drive-up and walk-up bank facility. Lessee agrees to handle only such articles as are appropriate to this type of business, occupancy or use.

TAXES                   3.      (a)      The premises is currently exempt from
                   payment of real estate taxes. If at any time in the future the premises are assessed and real estate taxes are due, Lessee shall pay all real estate taxes or other charges applicable to or assessed against that portion of the premises which is the subject of this lease, even though such taxes may not become due and payable until after the expiration or termination of this lease.

Lease Agreement                                                         Page 2

                        (b) If any such taxes or charges shall have been paid by Lessor, Lessee agrees to reimburse Lessor within 20 days after presentation of a bill therefor. In default of such reimbursements, all sums so paid by Lessor shall be deemed an addition to rent and recoverable as such.

                        4.      Lessee shall at all times keep the premises
                   clean and in good condition and repair, including the
HOUSE-             painting thereof.  Lessee shall not post, paint or place, or
KEEPING            permit others to post, paint, or place, on the premises any advertisement or sign not related directly to Lessee's business.

                        5. (a)      Lessee shall not use or permit upon the
COMPLIANCE:        premises (1) anything that will invalidate any policy of
INSURANCE          insurance now or hereafter carried on the premises or any
AND LEGAL          building or thereon, or (2) anything that will increase the rate of such insurance. Lessee shall maintain the premises and buildings and structures thereon in accordance with the requirements of all local ordinances, and state and federal laws in effect during the term of this lease.

                           (b)      Lessee further agrees to comply with all
                   ordinances, laws, rules or regulations enacted by any
                   governmental body or agency relating to the control,
                   abatement, or emission of air and water contaminants and/or the disposal of refuse, solid wastes or liquid wastes or any other ordinances, laws, rules or regulations which may be
                   applicable to him or his activities on the leased premises.
                   Lessee shall bear all costs and expenses arising from
                   compliance with  said ordinances, laws, rules or
POLLUTANTS         regulations, and shall indemnify and save harmless Lessor
&                  from all liability, including without limitation, fines,
CONTAMINANTS       forfeitures and penalties arising in connection with failure by Lessee to comply with such ordinances, laws, rules or regulations. Lessee will provide to Lessor tangible evidence of his compliance with all ordinances, laws, rules or regulations upon the commencement date of this lease.

                        6.      Lessee accepts the premises subject to rights
                   of any party, including Lessor, in and to any existing
RELOCATION         conduits, sewers, waterlines, gas lines, power lines,
OF UTILITIES       drainage facilities, telephone, telegraph or other wires,
OR FACILITIES      and policies and utilities or facilities of any kind
                   whatsoever, whether or not of record. Should it at any time become necessary to relocate any of same by reason of this lease Lessee shall bear and pay the cost of so doing.

                        7.      (a)      Lessee accepts the premises subject to
EASEMENTS          rights of any party, including Lessor, in an to any existing easements, permits or licenses.
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Lease Agreement                                                          Page 3


                        (b)     Lessor reserve the right to maintain or
                   relocate its existing facilities, or to construct and
                   thereafter maintain new facilities, on or in the vicinity of
EXISTING           the premises with no liability for damages to Lessee's
FACILITIES         interests or property resulting from such activities.

TITLE                   8.      Lessor makes no covenant for quiet enjoyment
                   of the premises. Lessee assumes any damages Lessee may sustain as a result of, or in connection with, any want or failure at any time of Lessor's title, if any, to the premises.

                        9.  (a)      Lessee accepts this lease of the premises
                   with the knowledge of the existence of railroad tracks in
                   the vicinity of the premises and of all the risks of damage or injury which might or could occur to properties or
                   persons upon or in the vicinity of the premises from or in connection with the operation, use, maintenance, or
                   improvement of said tracks.  It is therefore agreed, as one of the material considerations of this lease and without
                   which this lease would not be granted, that Lessee assumes such risks and agrees to indemnify and hold harmless and
INDEMNI-           defend Lessor from any against any and all liability and
FICATION           expenses whatsoever, to the extent permitted by law, for
                   bodily injury or death, including without limitation, injury or death to agents, employees, servants, or invitees of the Lessor, or Lessee or loss or damage to the property of the Lessor or Lessee, their agents, employees, servants or invitees, and to the person or property of any person of corporation, arising directly or indirectly, out of the occupancy of, presence on, or use of said leased premises or any structures thereon by Lessee, its employees, agents, or invitees, regardless of the negligence of Lessor.

                            (b)      Lessee further agrees that if in any case
                   the release and indemnity provided in this Section 9 shall
INSURANCE          not be valid, Lessor shall in such case have the full
                   benefit of any insurance effected by Lessee upon the property injured, destroyed, or damaged and/or against the hazard involved.


                        10.     Lessee agrees to have all insurance policies
NO                 issued to it, or for or upon the Lessee's account, covering
SUBROGATION        any injuries to persons or any loss or damage to property so written that the insurer shall have no claim or resources any kind whatsoever against Lessor or the premises.

                        11. Lessee agrees not to suffer or permit any lien of mechanics or materialmen to be placed upon the premises
LIENS or any part thereof and, in case of any such lien attaching, to immediately pay off and remove the same. It is further agreed by the parties hereto that Lessee has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of
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Lease Agreement                                                         Page 4



                   Lessee, operation of law or otherwise, to attach to or be placed on Lessor's title or interest, if any, in the premises, and any and all liens and encumbrances created or suffered by Lessee shall attach to Lessee's interest only.

                        12.     It is further agreed that in case Lessee, with
                   the consent of Lessor, holds possession of the premises
HOLD-OVER          beyond the term of this lease such action of the parties
                   shall have the effect of extending the term of this lease on a month to month basis, subject in all respects to all of the terms, conditions, covenants and agreements of this lease, including all rights of termination in all respect as herein provided.

                        13.     If the whole or any part of the premises shall
                   be taken or condemned by any competent Authority for any
                   public use or purpose this lease shall, as to the part so
                   taken terminate as of the date when taken, or shall cease if all of the premises be so taken.  Rent shall abate
                   proportionately as to the part so taken, or shall cease if all the premises be so taken.  The entire amount of damages or compensation payable or paid for the part taken and for
EMINENT-           the remainder if any shall be paid to and retained by the
DOMAIN             Lessor as its own property without apportionment.  Lessee
                   hereby assigns to Lessor any claim which Lessee would have to such damages. Lessee shall look solely to the said
                   Authority for any compensation or damages on account of damage to Lessee's leasehold interest, Lessee's business interests, Lessee's cost and expense of removing Lessee's personal property from the premises and for the cost and expense of moving any building or structure placed upon the premises by Lessee and which Lessee would have the right to remove as a lessee of the premises.

                        14.     It is agreed that upon the happening of any of
                   the following:  (1) if Lessee defaults in any of any
                   Lessee's undertakings in this lease or (2) if any voluntary or involuntary petition or similar pleading under any
                   bankruptcy act be filed by or against Lessee, or (3) if the leasehold interests of Lessee are levied upon or attached by process of law, or (4) if Lessee makes an assignment for the
CAUSES FOR         benefit of creditors, or (5) if a receiver be appointed for
BREACH             any property of Lessee thereupon ipso facto and without
                   entry or other action by Lessor, or if the Lessee installs signage without the previous express approval of the Lessor, or (6) if Lessee does not comply with all local, county or state regulations and health requirements, then such event or action shall be deemed to constitute a breach of this lease and this lease shall cease and determine.

                        15.     All payments becoming due under this lease
UNPAID BILLS       shall (1) be considered as rent and, if unpaid when due,
                   shall bear interest at 18% per annum until paid, (2) constitute a lien upon any buildings or other property owned by Lessee located upon the premises, and the lien may be foreclosed according to law.

Lease Agreement                                                          Page 5



TERMINATION             16.     Either party may be any time terminate
REFUND this lease by giving 30 days notice of its intention to do so. Upon any such termination if rent shall have been paid in advance Lessor shall refund to Lessee the unearned portion thereof for the period extending beyond such date of termination.

SURRENDER               17.      (a)     Upon the termination of this lease by
OF PREMISES        any manner, means, or contingency whatsoever, Lessee shall without further notice or demand deliver possession of the premises to Lessor in as good condition as when entered upon. Lessee hereby agrees to remove all materials, signs, debris, or any other articles, structures or facilities owned by Lessee or permitted to be placed on the premises by Lessee before the termination of this lease. Notwithstanding that this paragraph shall not apply to major structural or utility improvements to the area. Such improvements shall remain in the area leased.

CLEARANCE               (b)     If Lessee shall fail to so remove such
OF PREMISES        property, such failure shall constitute an abandonment of
                   such property and title thereto shall pass to Lessor immediately, without any costs either by set-off, credit allowance, or otherwise. Lessor may retain, tear down, remove, or sell such property, or any part thereof, without any liability for damage therefor in any respect whatsoever and Lessee shall promptly pay Lessor for any and all expenses incurred by Lessor in tearing down, removing or selling such property.

FAILURE                 18.      Lessee shall pay Lessor as liquidated damages
TO VACATE          and not as a penalty for forfeiture, $100 per day for all
                   the times Lessee shall retain possession of the premises or any part thereof, after the termination of this lease whether by lapse of time or otherwise. "Possession of the premises" shall include, but shall not be limited to continued placement of materials, signs, debris, or other articles or facilities owned by lessee or permitted to be placed on the premises by Lessee.

RE-ENTRY                19.      If Lessee shall breach or default in any of
                   the terms of this lease, or if this lease shall expire or terminate in any manner, it shall be lawful for Lessor then or at any time thereafter to reenter the premises and take possession thereof, with or without process of law, and to use any reasonable or necessary force for regaining possession. However, Lessee shall have the right to remove certain of Lessee's properties as herein provided.

WAIVER OF               20.      (a)     No waiver of any default of Lessee
REMEDIES shall be implied from failure or omission by Lessor to take any action or account of such default. No express waiver shall effect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. No receipt of money by the Lessor from Lessee (1) after any default by Lessee, (2) after the

Lease Agreement                                                         Page 6

                   termination of this lease, (3) after the service of any notice or demand or after the commencement of suit, or
                   (4) after final judgment for possession of the premises, shall waive such default or reinstate, continue or extend the term of this lease or effect in any way any such notice or suit as the case may be.

                            (b)      The erection of buildings or other
                   improvements on the premises shall not constitute a waiver or affect in any way the right of either party to terminate this lease.

NO                      21.     Any sale, assignment, transfer, or underletting
ASSIGNMENT         of this lease by the Lessee without the previous written
                   consent of Lessor or Lessor shall be void. No act for Lessor including acceptance of money by Lessor by any other party, shall constitute a waiver of this position.

RIGHTS ARE              22.      All rights and remedies of Lessor and Lessor
CUMULATIVE         shall be cumulative and none shall exclude any other rights and remedies allowed by law.

NOTICES                 23.      All notices, demands, elections, and other
                   instruments required or permitted to be given or made by either party upon the other by the terms of this lease or any statute shall be in writing. They shall be deemed to have been sufficiently served if sent by certified or registered mail with proper postage prepaid to Lessor or Lessee at the respective address first above shown. Such notices, demands, elections and other instruments shall be considered as delivered to recipient on the first business day after deposit in the U.S. Mail.

ENTIRE                  24.      All of the representations and obligations of
AGREEMENT          Lessor are contained herein.  No modification, waiver, or
                   amendment of this lease, or any of its terms, shall be binding upon Lessor unless such are in writing and signed by a duly authorized Officer of the Lessor.

RAIL SERVICES           25.     Lessor make no warranties or representations
                   expressed or implied, as to continued rail service to the premises.

JOINT                   26.     In the event that Lessee embraces two or more
OBLIGATION         individuals or corporations, the covenants and agreements
                   herein contained shall be the joint and several obligations of each of such persons or corporations.

MAINTENANCE             27.     Lessee has examined and knows the conditions of
                   the premises and shall enter upon and take the same in their condition at the commencement of the term of this lease. Lessee will at its own cost and expense make any necessary alterations required, and/or at the request of the Lessor, subject to the review and approval of the City Manager or his designee in advance of construction. Also, no other alternations shall be made without the express consent of Lessor.

Lease Agreement                                                         Page 7

                   Lessee will make all repairs necessary to keep the premises in at least as good a condition as when entered upon.
                   Repairs necessitated by ordinary wear and tear, by storm, fire and wind shall be the sole responsibility of the Lessee. Lessee agrees to indemnify, save, keep harmless Lessor and Lessor and defend from all claims, demands, liability, judgments, costs and expense, including attorney's fees, arising or growing out of loss or damage to any property whatsoever, other than property of Lessor, which is in, upon, or about any part of the premises, from any cause whatsoever.

INSURANCE               28.      The Lessee agrees to obtain, at his own
                   expense and cost, and to keep full force and effect during the term of this lease General Liability Insurance for a combined single limit of not less than $1,00,000 in any one occurrence for personal injury and/or property damage liability. The insurance so afforded shall be written in favor of Lessee and shall include coverage for liability and indemnification assumed under the lease. Written evidence of such insurance shall be filed with Lessor, and the insurance policy and/or certificate of insurance MUST show the following:

                          (a) The policy will not be canceled or materially changed unless 30 days prior written notice is given to The City of Lake Forest, 220 East Deerpath, Lake Forest,
                   Illinois 60045.

                          (b) This insurance policy covers the contractual obligations of this lease. Nothing contained in this section shall limit the liability of Lessee under Sections 10 and 29 hereunder.

SIGNAGE                 29.     No exterior signage will be permitted without
                   the written approval of The City of Lake Forest. Interior signs will be designed and provided by the Lessee subject to approval by the Lessor.

UTILITIES               30.     The Lessee agrees that the electric utility
                   serving the premises will be separately metered and shall pay all electrical utility charges applicable to the operation of the business herein described and any other utilities which are separately metered and used solely by the Lessee.

SECURITY                31.     Video cameras must be provided for each lobby
                   teller position, each drive-up teller position, and the lobby entrance doors. Video surveillance should be provided on a 24-hour basis.

                   There must be a direct alarm connection to the Public Safety Building for all doors, windows and for teller hold-ups as well as an alarm to indicate where a signal originates. There must be high security deadbolts on all doors, floor and ceiling rods in double doors, and polycarbonate instead of glass in doors and teller windows.

Lease Agreement                                                         Page 8

                   The Police Department must be provided with an updated keyholder list indicating the nearest person to be first contacted and must be promptly notified of changes to the list.

OPTION TO               32.      Lessee shall have the option to extend the
EXTEND             lease, subject to reasonable agreement by Lessor, upon six
                   (6) months prior written notice to Lessor. The term of the extension shall be for five (5) years. Lessor reserves the right to review and revise the rent applicable to this lease at the time of extension so as to adjust the rent equivalent to (1) the average increase in rent for commercial space in the West Lake Forest Tax Increment Financing District, (2) any change in usage of the premises, (3) any assignment of the lease, or (4) any underletting of the whole or any part of the premises.



        IN WITNESS WHEREOF, the parties hereto have executed these presents the day and year first above written.

                                                THE CITY OF LAKE FOREST


                                                By /s/ Robert R. Kerf Jr.
ATTEST:                                           -----------------------------

/s/ Barbara S. Douglas
-----------------------------
(For Lessor)

                                                LAKE FOREST BANK & TRUST COMPANY


                                                By /s/ ???
                                                   ----------------------------
ATTEST:

-----------------------------
(For Lessee)


                                                                [SEAL]

                                                                Exhibit A

                   LAKE FOREST TELEGRAPH ROAD TRAIN STATION


                             [BLUEPRINT DIAGRAM]

                                  EXHIBIT A-I

                               Base Rent Schedule
                               ------------------

                               Monthly                    Annual
                               -------                    ------

First Month                    Free
Next 11 months                 $5,887.42                  $70,649.00
Next 12 months                 $6,064.04                  $72,768.47
Next 12 months                 $6,245.96                  $74,951.52
Next 12 months                 $6,433.34                  $77,200.07
Next 12 months                 $6,626.34                  $79,516.07
Next 4 months                  $6,825.13                  ------

                                   EXHIBIT B


                               LEGAL DESCRIPTION


LOT 2 IN CORPORATE 500 SUBDIVISION, A SUBDIVISION OF PART OF THE SOUTHWEST 1/4 OF SECTION 33, TOWNSHIP 43 NORTH, RANGE 122, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED FEBRUARY 4, 1988, AS DOCUMENT 2654362, IN LAKE COUNTY, ILLINOIS.

                                   EXHIBIT C
                              (Construction Rider)


         Construction of the Premises: Landlord and Tenant agree that their respective rights and obligations in reference to the construction of the Premises shall be as follows:

         1.      A.       Tenant hereby agrees to cause to be prepared and
submitted to Landlord, at Tenant's expense, a detailed space plan ("Space Plan") showing the location and details of all improvements to be constructed on the Premises. Based on said Space Plan, Landlord's architect shall prepare Architectural and Mechanical Drawings at Landlord's sole cost and expense.

                 B. Landlord hereby agrees to cause to be prepared at it's expense and submitted to Tenant after Tenant's submission under clause A(i) above, for Tenant's approval (which approval shall not be unreasonably withheld), mechanical (sprinkler, air conditioning, heating, electric and plumbing) drawings (the "Mechanical Drawings"), provided that Tenant and Tenant's architect shall be responsible for coordinating the Mechanical Drawings with the Architectural Drawings to the extent the same relate to work which is in addition to or exceeds Building Standard Work. Tenant shall notify Landlord of its approval or disapproval (specifying the reasons therefor) of such submission of same. It is expressly understood and agreed that any delay caused by Tenant's or its architect's failure to coordinate the Mechanical Drawings with the Architectural Drawings as required above, or by Tenant's failure to timely notify Landlord of its approval or disapproval of any Mechanical Drawings submitted by Landlord and any delay caused by changes to said drawings necessitated by changes to Tenant's plans, specifications and drawings shall be "Tenant Delays" hereunder. The approved Architectural Drawings and Approved Mechanical Drawings are herein together referred to as the ("Drawings").

         2.      Performance of Work.

                 A. Landlord, at Landlord's sole cost and expense, shall do or cause to be done the work on a turnkey basis to the extent provided in the Space Plan C7 and Plan Notes prepared by Otis Associates, Inc. and attached hereto as Attachment B. All other work provided for in the Drawings and in any changes thereto made in accordance with Paragraph B below, and any other work which Landlord agrees to perform at Tenant's request and upon submission by Tenant of all necessary amendments or additions to the Drawings (all of such foregoing nonstandard work, including, without limitation, the work provided for in Paragraph 7 below, being herein called "Tenant's Extra Work") shall be done as a Tenant's extra, at Tenant's sole cost and expense as provided in Paragraph 3 below. Without limitation of the foregoing, Tenant and Tenant's architect shall cooperate with Landlord and Landlord's contractor to enable Landlord's contractor to obtain all required building and other permits with respect to the Premises prior to commencement of construction or as soon as possible thereafter and shall, in any event, meet with Landlord's contractor and the Building Department of the Village of Deerfield or other governmental authorities having jurisdiction thereover from time to time upon one (1) day's notice from Landlord or Landlord's contractor and shall immediately make such changes to the Drawings as are required by the Building Department in connection with the issuance of the building and other permits.

                 B. If Tenant shall require any Tenant's Extra Work in addition to that incorporated in the Drawings, Tenant shall deliver to Landlord for its approval, which approval shall not be unreasonably withheld, the necessary additional drawings and specifications (the "Additional Drawings") for the Additional Work. If Landlord does not approve of the Additional Drawings as delivered by Tenant, Landlord, shall within seven (7) business days of submission thereof, advise Tenant of the changes required in the Additional Drawings so that they will meet with Landlord's approval. Tenant shall cause the Additional Drawings to be revised and delivered to Landlord for its final review and approval within seven (7) business days after Tenant's receipt of such advise or Tenant shall be deemed to have abandoned its request for such Tenant's Extra Work. Landlord shall furnish Tenant with written estimates of the cost of the Tenant's Extra Work. Landlord shall in no event be obligated to perform any particular portion of Tenant's Extra Work (whether provided for in the Drawings or in any Additional Drawings) unless and until (i) Tenant has approved the written estimates of the cost of such Tenant's Extra Work submitted by Landlord to Tenant and (ii) paid to Landlord an amount equal to twenty-five percent (25%) of such cost as set forth in said estimate. If Tenant shall fail to approve any such estimates and make such payment to Landlord within seven (7) business days from the receipt of such estimate by Tenant, the same shall be deemed disapproved by Tenant, Landlord shall not be required to proceed thereon and Tenant shall be deemed to have abandoned its request therefor. Subject to the provisions of the next succeeding sentence, the cost for Tenant's Extra Work performed by Landlord shall be paid by first applying the deposit made by Tenant in accordance with the foregoing provisions and the balance of said costs shall be paid from time to time based upon the percent of completion of Tenant's Extra Work within ten (10) days of Landlord's request for payment. All retainage (which shall not exceed five percent (5%), less an amount necessary for the payment of the costs required to be incurred to complete any punch list items shall be paid with the monthly payment request submitted by Landlord after substantial completion of the work in the Premises to be performed by Landlord. Final payment shall be made within fifteen (15) days after completion of all punch list items. In any event, Landlord shall be paid an amount equal to fifteen percent (15%) of the cost of all work to be performed whether such work was performed by Landlord or others, for Landlord's overhead (which overhead is in addition to the general contractor's overhead and profit).

         3. Except as expressly set forth in the Lease (including, without limitation, in this Construction Rider), Landlord has no other agreement with Tenant and has no other obligation to do any other work or pay any amounts with respect to the Premises. Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease shall be done at Tenant's sole cost and expense and in accordance with said terms and conditions of the Lease.

         4. The number of days of delay in substantially completing the Premises arising, directly or indirectly, out of or on account of any of the following events shall constitute "Tenant Delays" hereunder and under the
Lease:

                 (a) Tenant's failure to approve any plans, drawings and/or specifications in accordance with Paragraph 1B hereof; or

                 (b) Tenant's failure to approve cost estimates within the time specified in Paragraph 2 hereof; or

                 (c) Tenant's request for materials, finishes or installations other than Building Standard; or

                 (d) Tenant's changes in the work or the approved drawings and or specifications therefor (notwithstanding Landlord's approval of such changes); or

                 (e) The performance of any work by Tenant or any person, firm or corporation employed by Tenant; or

                 (f) Any other default by Tenant or failure by Tenant or its agents or contractors to perform their respective obligations as and when required under this Work Letter.

         5. Landlord shall permit Tenant and Tenant's agents and contractors which have been approved by Landlord to enter said Premises prior to the Commencement Date in order that Tenant may do such other work as may be required by Tenant to make said Premises ready for Tenant's use and occupancy thereof and, in connection therewith, Landlord shall allow Tenant to have use of the hoist, if any, serving the Building; provided that Tenant's agents and contractors shall reimburse Landlord or Landlord's contractor for the cost of the use of said hoist after normal operating hours and for the cost of the use of said hoist by Landlord's contractors in the Building (whether performing work for Tenant or others) after normal operating hours to the extent the use by said other contractors of the hoist after normal operating hours resulted from the use of the hoist by Tenant's contractors during normal operating hours. Said cost shall be determined at Landlord's reasonable discretion. Scheduling of the use of said hoist shall be at the reasonable discretion of Landlord or its contractor. If Landlord permits such entry prior to commencement of the Term, then such permission is conditioned upon Tenant and Tenant's agents, contractors, workmen, mechanics, suppliers and invitees, working in harmony and not interfering with Landlord and Landlord's agents and contractors in doing Landlord's work in said Premises or for other tenants and occupants of the Building. Without limitation of the foregoing, Tenant agrees that all services and work performed on the Premises, including telephone installation, carpeting, materials and personal property delivered to the Premises on behalf of or for the account of Tenant shall be performed or delivered, as the case may be, only by persons covered by a collective bargaining agreement with the appropriate trade union. In the event Tenant wishes to assign its contract with one of its separate contractors to Landlord's general contractor, such assignment shall be subject to Landlord's approval and the payment by Tenant of all applicable fees for the Landlord's general contractor and Landlord's coordination. If at any time such entry shall cause or threaten to cause such disharmony or interference, Landlord shall have the right to withdraw such permission upon twenty-four (24) hours written notice. Tenant agrees that any such entry into and occupation of the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease except as to the covenant to pay Rent, and further agrees that in connection therewith Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's work and installations made in said Premises or to properties placed therein prior to the commencement of the Term of the Lease, the same being at Tenant's sole risk. In addition, Tenant shall require all entities performing work on behalf of Tenant to provide protection for existing improvements to an extent that is satisfactory to Landlord and shall allow Landlord access to the Premises, for inspection purposes, at all times during the period when only the Tenant is undertaking construction activities on Tenant's own behalf. In addition to the foregoing, Tenant shall not permit Tenant's contractors to commence any work until all required insurance has been obtained by Tenant's contractors and certificates evidencing such coverage have been delivered to Landlord.
Tenant's contractors shall secure, pay for and maintain during the continuance of their respective work within the Premises, insurance, which shall be endorsed in all policies to include Landlord (and Landlord's beneficiaries) and its contractor and their respective employees and agents as additional insured parties and which shall provide thirty (30) days' prior written notice of any alteration or termination of coverage, in the amounts and insuring such risks as Landlord may reasonably require.

         6. Tenant, at the time it submits to Landlord its Architectural Drawings, shall designate its representative with respect to the matters set forth in this agreement and such person shall have full authority and responsibility to act on behalf of Tenant as required herein. Changes to the Drawings may be made only by written direction from Tenant to Landlord on a form approved by Landlord, which direction must be signed by Tenant's representative. Tenant's architect shall not be deemed the authorized representative of Tenant unless Tenant specifically advised Landlord in writing of such appointment. Tenant shall inform Landlord in writing of any change in its representative.

         7. Landlord shall give Tenant or shall cause its architect to give Tenant seven (7) days' prior written notice of the date on which the work to be performed by Landlord hereunder shall be substantially completed. Tenant shall then have the obligation to conduct an inspection of the Premises with Landlord and its representatives within seven (7) days of such notice and to give Landlord, within said seven (7) day period, a punchlist of all items to be completed and/or corrected ("Punch List Items"). Any items not on such punchlist shall be deemed accepted by Tenant, except for latent defects which exception, as to latent defects, shall be effective for one (1) year following the Commencement Date (unless such defect was caused by Tenant or its agents, contractors or suppliers).

         8. The failure by Tenant to pay any monies due Landlord pursuant to this Construction Rider within the time period herein stated shall be deemed a default under the terms of the Lease. All late payments shall bear interest pursuant to the Default Rate.

 LANDLORD'S INITIALS                       TENANT'S INITIALS



 ______________________________            ______________________________

                           Attachment A to Exhibit C

                               BUILDING STANDARDS

                 a.       Partitions.

                          (1)     Interior dry wall partitions with 2-1/2"
metal studs, 24 inches on center and 5/8" gypsum board on both sides on the basis of one lineal foot of partition for every 18 square feet of rentable area, outside of the building core. Partitions shall be to the underside of ceiling height. There shall be no jogs, curves or angles in any partition. Partitions terminating at the building walls shall meet either a mullion, a column or a partition enclosure.

                 b. Doors and Bucks. One entry door per Tenant per floor. Entry doors and interior doors will be 3'0" x 8'10" x 1-3/4" solid core, full height, plain sliced mahogany, including metal frames. Interior door(s) supplied on a basis of one door for every 400 square feet of rentable area.

                 c. Hardware. Latch sets, butts and door stops for all interior doors. Lock sets, closer, butts and door stops for entrance doors. Lever hardware to be polished chrome.

                 d. Ceilings. Modular 24" x 24" Armstrong Tegular Fissured Minatone tile with revealed accent suspension system.

                 e. Flooring. Floors will be finished to accept carpet with 2-1/2" vinyl base as required for Building Standard partitions.

                 f.       Electrical.

                          (1)     208/120 volt, 3 phase, 4 wire for lighting,
receptacles and miscellaneous power. 480/277 volt, 3 phase, 4 wire for heating, ventilating and air-conditioning power.

                          (2)     Recessed, fluorescent lighting fixtures, size
24" x 48", with high intensity parabolic lens; not more than one such fixture per 90 square feet of rentable area.

                          (3)     Single pole toggle switches one per
450 square feet of rentable area.

                          (4)     Landlord shall initially install lamps.

                          (5)     One 110V duplex wall receptacle outlet for
every 240 square feet of rentable area and one wall telephone outlet for every 250 square feet of rentable area to be located on partitions.

                          (6)     Exit signs and emergency lighting as required
per Code.

                          (7)     Circuits required by Code to connect items
above to the panel board, as determined by Landlord's engineers.

                 g. Heating, Ventilation and Air Conditioning. Variable Air Volume System with perimeter heating supplied by electric radiant panels above the window line. (Heating and cooling specifications subject to adjustment pursuant to relevant laws and government regulations.)

Design conditions:

         Summer: Outside dry bulb 91 degrees F, wet bulb 75 degrees F; inside 76 degrees F; 50% relative humidity.

         Winter: Outside -10 degrees F, inside 70 degrees F.

                 h.       Painting and Wall Coverings.

                          (1)     Walls shall receive one prime coat and one
finish coat of latex flat paint. Colors to be selected by Tenant from building standard color chart, not to exceed one color per room.

                          (2)     Vinyl or paper wall coverings to be furnished
and installed at Tenant's expense.

                 i. Blinds. Building standard horizontal thinline blinds will be provided at all exterior windows.

                 j. Sprinkler Heads. One concealed head, flush mounted with finished cap, per 225 square feet of rentable area.

                 k. Landlord's Work does not include hardware, 2-1/2" vinyl base or painting for any door or partition supplied as Extra Work.

                           ATTACHMENT B TO EXHIBIT C


PLAN NOTES:


DOORS:      1.      Building std full height
            2.      Entrance doors to be full ht. glass

GLASS:      1.      Glass partitions are clear in hollow metal frame
            2.      Glass in conference room to receive levelor mini-blinds
            3.      Perimeter glass to receive building standard blinds

CEILING:    1.      Bldg. std 2x2 grid and tile

LIGHTING:   1.      Bldg. std 2x4 light fixtures w/"paracube" lens throughout
                    office space
            2.      Conference room to receive:
                    (a)     (2) Two downlights @ glass wall
                    (b)     (6) Six wall washers
            3.      Undercabinet task lighting at:
                    (a)     Both reception stations
                    (b)     (2) Two kitchen counter locations
            4.      Downlighting in soffit above file area adjacent to work
                    stations
                    1, 2, 3 and 4-(6) six total

FLOORING:   1.      Porcelain tile - 8" x 8" at entrance corridor
            2.      4" x 4" ceramic tile in kitchen
            3.      All rooms carpeted (unless noted otherwise)
            4.      Carpet border in:  reception, conference room, pres. and
                    dir. offices

WALLS:      1.      All walls to receive vinyl wall covering
            2.      Closet interior to be paint

MISC.:      1.      Provide for paging intercom system w/music sound system

ROOM NOTES:

RECEPTION:          1.      Reception counters to be plastic laminate
                    2.      Front reception counter to have top shelf @ 42" H.,
                            counter at 30" H.
                    3.      Planter to be 12" H. pl. lam. box w/galv. sheet
                            metal liner

CONFERENCE
ROOM:               1.      Corner cabinet to have doors w/one (1) shelf
                    2.      Conf. table to be priced as an alternate in
                            construction documents

KITCHEN:         1.       Pl. lam. upper and lower cabinets
                 2.       Include following:
                          (a)     Upright refrigerator
                          (b)     Dishwasher
                          (c)     Stainless steel double sink and faucet
                          (d)     Food disposer
                          (e)     Ice maker
                          (f)     Cold water line to coffee maker
                          (g)     Coffee maker

STORAGE RM:      1.       (5) Five adjustable 12" shelves where noted
                 2.       Mail and fax area to receive pl. lam. upper
                          and lower cabinets as noted
                 3.       Provide blocking in wall at "mail" area for mail
                          bins provided by tenant

COMP. RM:        1.       Pl. lam. countertop (30") w/(2) adj. shelves above

MISC:            1.       Low-ht. partition cap @ sec. station to be plastic
                          laminate
                 2.       Low-ht. partition to be drywall
                 3.       Continuous countertop (adjacent to work stations
                          1, 2, 3, 4) to be plas. lam.
                 4.       Work stations provided by tenant.  Provide power as
                          req'd.
                 5.       Furniture provided by tenant